FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS 4.5% FIRST QUARTER NET SALES GROWTH AND CONTINUED MARGIN IMPROVEMENT

First Quarter 2019 Highlights

•	First quarter net sales increased 4.5 percent to $91.3 million from $87.3 million in the prior year

•	Key drivers of first quarter top-line growth included Synergy Worldwide up 10.0 percent, NSP Russia, Central and Eastern Europe up 18.9 percent and NSP China up 52.4 percent

•	First quarter GAAP net income was $1.7 million compared to $0.3 million in the prior year

•	First quarter GAAP net income per diluted share was $0.09 compared to $0.03 per diluted share in the prior year

•	First quarter adjusted net income per share was $0.14 compared to $0.03 per share in the prior year

•	First quarter Adjusted EBITDA increased to $7.3 million from $4.0 million in the prior year

LEHI, Utah, May 9, 2019 - Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and sale of nutritional and personal care products, today reported its financial results for the first quarter ended March 31, 2019.

Management Commentary

"We are pleased to report a strong start to fiscal 2019 with continued net sales growth and significantly improved earnings. Growth continues to be driven by sustained positive sales trends in NSP China, Synergy Asia Pacific and NSP Russia, Central and Eastern Europe, as well as positive growth in Synergy North America during the first quarter,” stated Terrence Moorehead, Chief Executive Officer. “We are seeing an enhanced profit profile, reflecting the benefits of our cost control initiatives that contributed to a more than an eighty-one percent increase in adjusted EBITDA during the first quarter. We continue to focus on growth while controlling costs and streamlining the organization to drive accelerated earnings gains. We have further opportunities to improve expense infrastructure, all while aligning our global organization to deliver upon our strategic growth goals.”

First Quarter 2019 Financial Summary

	Net Sales by Operating Segment
	Three Months Ended March 31, 2019	Three Months Ended March 31, 2018	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$33,595	$35,605	(5.6)%	$(134)	(5.3)%
NSP Latin America	5,072	6,267	(19.1)	(124)	(17.1)
	38,667	41,872	(7.7)	(258)	(7.0)
NSP Russia, Central and Eastern Europe	11,358	9,551	18.9	(181)	20.8
Synergy WorldWide:
Synergy Asia Pacific	27,344	23,707	15.3	(1,103)	20.0
Synergy Europe	4,723	5,656	(16.5)	(387)	(9.7)
Synergy North America	2,927	2,454	19.3	—	19.3
	34,994	31,817	10.0	(1,490)	14.7
NSP China	6,253	4,102	52.4	(366)	61.4
	$91,272	$87,342	4.5%	$(2,295)	7.1%

Net sales of $91.3 million increased 4.5 percent compared to $87.3 million in the first quarter of 2018. Net sales were also negatively impacted by $2.3 million of unfavorable foreign currency exchange rate fluctuations. On a local currency basis, net sales increased 7.1 percent compared to 2018. The increase was primarily related to growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China offset by a $3.2 million decline in net sales in NSP Americas and a $0.9 million decline in Synergy Europe.

Gross margin, as a percentage of net sales, increased to 74.3 percent from 74.0 percent in the first quarter of 2018. The increase in gross margin as compared to the prior year was primarily driven by changes in market mix and reserves for obsolete inventory recorded in the prior year.

Volume incentives, as a percentage of net sales, decreased to 34.0 percent from 35.9 percent in the first quarter of 2018. The decrease in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are lower than the consolidated average, and the growth in NSP China where sales commissions to independent service providers are included in selling, general and administrative expenses (“SG&A”).

SG&A expenses increased by approximately $1.5 million to $33.9 million for the first quarter of 2019. The increase in SG&A expenses is primarily due to increase in independent service fees in China and restructuring expenses. As a percentage of net sales, SG&A expenses were 37.1 percent for both the current period and the same period in 2018. Excluding the impact of restructuring related expenses, first quarter of 2019 SG&A expenses as a percentage of net sales were 35.4 percent.

Operating income in the first quarter of 2019 was $3.0 million, or 3.3 percent of net sales, as compared to $0.9 million, or 1.0 percent of net sales in the first quarter of 2018. Excluding non-recurring items noted below, operating income was $4.6 million, or 5.0 percent of net sales, compared to a $0.9 million, or 1.0 percent of net sales in the prior year period.

Other income (loss), net, in the first quarter of 2019 was a loss of $48,000 compared to income of $0.7 million in the first quarter of 2018. The provision for income taxes was $1.2 million in the first quarter of 2019 compared to $1.3 million in the first quarter of 2018.

GAAP net income attributable to common shareholders was $1.8 million, or $0.09 per diluted common share, compared to $0.5 million, or $0.03 per diluted common share in the first quarter 2018. Net loss attributable to NSP China was $0.1 million or $0.01 per diluted common share for the quarter, compared to a loss of $0.8 million, or $0.04 per common share for the first quarter of 2018.

Adjusted net income attributable to common shareholders was $2.7 million, or $0.14 per diluted common share, compared to an adjusted net income of $0.5 million, or $0.03 per diluted common share in the prior year period. A reconciliation of adjusted net income to GAAP net income is provided in the attached financial tables.

Adjusted EBITDA was $7.3 million, compared to $4.0 million in 2018. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of Net Income to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash used in operating activities was $4.6 million for the three months ended March 31, 2019, compared to $3.7 million provided in the prior year period. Capital expenditures during the quarter ended March 31, 2019 totaled $0.4 million compared to $0.5 million in the same period of 2018. The Company ended the first quarter of 2019 with cash and cash equivalents of $45.4 million.

Active Distributors and Customers by Segment (1)

	2019		2018
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	104,100	6,200	107,700	6,500
NSP Russia, Central and Eastern Europe	79,000	3,800	69,100	3,500
Synergy WorldWide	49,700	4,000	47,300	3,700
	232,800	14,000	224,100	13,700

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased our products directly for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Managers, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was 494,000 as of March 31, 2019.

In China, we do not sell our products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its first quarter 2019 results on Thursday, May 9, 2019 at 5:00 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-888-394-8218, conference ID: 2251761. International callers can dial 1-323-701-0225, conference ID: 2251761. A replay will be available from May 9, 2019 at 8:00 PM Eastern Time through Thursday, May 23, 2019 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 2251761. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 494,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and NSP China). Additional information about the Company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•	laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;

•	extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;

•	legal challenges to the Company's direct selling program or to the classification of its independent distributors;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent distributors;

•	the loss of one or more key independent distributors who have a significant sales network;

•	the full implementation of the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	cybersecurity threats and exposure to data loss;

•	the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;

•	reliance on information technology infrastructure;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by the Company’s independent distributors;

•	failure of the Company’s independent distributors to comply with advertising laws;

•	changes to the Company’s independent distributor compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company's products;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation;

•	actions on trade relations by the U.S. and foreign governments;

•	product liability claims; and

•	the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. We utilize the non-GAAP measure Adjusted EBITDA in the evaluation of our operations and believe that this measure is a useful indicator of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of our operating performance. Moreover, our Adjusted EBITDA presented may not be comparable to similarly titled measures reported by other companies.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

In addition, we believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP Adjusted EPS, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net sales	$91,272	$87,342
Cost of sales	(23,429)	(22,713)
Gross profit	67,843	64,629

Operating expenses:
Volume incentives	31,013	31,362
Selling, general and administrative	33,852	32,386
Operating income	2,978	881
Other income (expense), net	(48)	740
Income before provision for income taxes	2,930	1,621
Provision for income taxes	1,201	1,288
Net income	1,729	333
Net loss attributable to noncontrolling interests	(28)	(165)
Net income attributable to common shareholders	$1,757	$498

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.09	$0.03

Diluted earnings per share attributable to common shareholders	$0.09	$0.03

Weighted average basic common shares outstanding	19,268	19,010
Weighted average diluted common shares outstanding	19,585	19,353

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$45,404	$50,638
Accounts receivable, net of allowance for doubtful accounts of $485 and $460, respectively	8,259	7,751
Inventories	42,937	42,048
Prepaid expenses and other	6,697	6,388
Total current assets	103,297	106,825

Property, plant and equipment, net	61,961	64,061
Operating lease right-of-use assets	21,777	—
Investment securities - trading	1,405	1,308
Intangible assets, net	609	618
Deferred income tax assets	8,786	9,056
Other assets	10,944	11,148
	$208,779	$193,016

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,911	$5,219
Accrued volume incentives and service fees	20,772	20,562
Accrued liabilities	28,520	34,801
Deferred revenue	1,232	1,197
Related party note	1,530	1,530
Income taxes payable	1,286	3,378
Current portion of operating lease liabilities	4,088	—
Total current liabilities	62,339	66,687

Liability related to unrecognized tax benefits	2,128	2,192
Long-term portion of operating lease liabilities	18,818	—
Deferred compensation payable	1,405	1,308
Long-term deferred income tax liabilities	1,548	1,556
Other liabilities	519	705
Total liabilities	86,757	72,448

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,273 and 19,204 shares issued and outstanding, respectively	133,725	133,684
Accumulated deficit	(315)	(2,072)
Noncontrolling interests	35	63
Accumulated other comprehensive loss	(11,423)	(11,107)
Total shareholders’ equity	122,022	120,568
	$208,779	$193,016

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,729	$333
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Provision for doubtful accounts	31	46
Depreciation and amortization	2,496	2,601
Noncash lease expense	1,394	—
Share-based compensation expense	230	543
Gain on sale of property and equipment	45	—
Deferred income taxes	258	(46)
Purchase of trading investment securities	(40)	(50)
Proceeds from sale of trading investment securities	76	265
Realized and unrealized (gains) losses on investments	(133)	23
Foreign exchange (gains) losses	64	(967)
Changes in assets and liabilities:
Accounts receivable	(546)	683
Inventories	(1,038)	856
Prepaid expenses and other current assets	(357)	18
Other assets	117	27
Accounts payable	(281)	957
Accrued volume incentives and service fees	164	1,062
Accrued liabilities	(5,683)	(1,148)
Deferred revenue	35	(1,069)
Lease liabilities	(1,086)	—
Income taxes payable	(2,112)	(261)
Liability related to unrecognized tax benefits	(69)	68
Deferred compensation payable	97	(227)
Net cash provided by (used in) operating activities	(4,609)	3,714
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(387)	(489)
Net cash used in investing activities	(387)	(489)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of revolving credit facility	(1,517)	(5,456)
Proceeds from revolving credit facility	1,517	—
Proceeds from borrowings on related party note	—	500
Proceeds from the exercise of stock awards	—	228
Tax benefit from stock awards	(189)	(466)
Net cash used in financing activities	(189)	(5,194)
Effect of exchange rates on cash and cash equivalents	(49)	1,362
Net decrease in cash and cash equivalents	(5,234)	(607)
Cash and cash equivalents at the beginning of the period	50,638	42,910
Cash and cash equivalents at the end of the period	$45,404	$42,303

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$1,729	$333
Adjustments:
Depreciation and amortization	2,496	2,601
Share-based compensation expense	230	543
Other (income) loss, net*	48	(740)
Provision for income taxes	1,201	1,288
Other adjustments (1)	1,587	—
Adjusted EBITDA	$7,291	$4,025

(1) Other adjustments
Restructuring related expenses	$1,587	$—
Total adjustments	$1,587	$—

* Other (income) loss, net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income	$1,729	$333
Adjustments:
Restructuring related expenses	1,587	—
Tax impact of adjustments	(603)	—
Total adjustments	984	—
Non-GAAP net income	$2,713	$333

Reported income attributable to common shareholders	$1,757	$498
Total adjustments	984	—
Non-GAAP net income attributable to common shareholders	$2,741	$498

Basic income per share, as reported	$0.09	$0.03
Total adjustments, net of tax	0.05	—
Basic income per share, as adjusted	$0.14	$0.03

Diluted income per share, as reported	$0.09	$0.03
Total adjustments, net of tax	0.05	—
Diluted income per share, as adjusted	$0.14	$0.03

Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com